UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Basic Energy Services, Inc.

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Basic Energy Services, Inc.
SUPPLEMENT NO. 2 TO PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To be held on May 14, 2019

YOUR VOTE IS IMPORTANT. Please vote by using the telephone or Internet voting options described in your PROXY CARD or, if the Proxy Statement and a proxy card were mailed to you, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE.

On April 4, 2019, Basic Energy Services, Inc. (the “Company”) filed its Proxy Statement (as supplemented by Supplement No. 1 (defined below), the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the 2019 Annual Meeting of Stockholders of the Company (the “2019 Annual Meeting”) to be held at The Fort Worth Club, located at 306 W. 7th Street, Fort Worth, Texas 76102, on Tuesday, May 14, 2019, at 10:00 a.m. local time. Stockholders of record at the close of business on March 21, 2019 are entitled to notice of, and to vote at, the 2019 Annual Meeting and at any postponement or adjournment thereof. On April 12, 2019, the Company filed a supplement to the Proxy Statement (“Supplement No. 1”) to (i) amend Proposal 2 (Approval of the Basic Energy Services, Inc. 2019 Long Term Incentive Plan (the “LTIP”)) to provide updated disclosure regarding “New Plan Benefits” pursuant to the LTIP; (ii) amend Proposal 3 (Approval of the First Amendment (the “Amendment”) to the Basic Energy Services, Inc. Non-Employee Director Incentive Plan (the “Plan”)) to provide updated disclosure regarding “New Plan Benefits” pursuant to the Plan; and (iii) amend and restate a portion of the “Other Matters” section of the Proxy Statement to describe the engagement of Okapi Partners LLC as a proxy solicitor in connection with the 2019 Annual Meeting. Capitalized terms used in this Supplement No. 2 to the Proxy Statement (this “Supplement No. 2”) and not otherwise defined have the meaning given to them in the Proxy Statement.

This Supplement No. 2 amends:

•	Proposal 2 (Approval of the LTIP) to:

◦
revise the total number of shares of the Company’s common stock authorized and available for issuance with respect to awards under the LTIP by eliminating the previously-proposed additional 1,800,000 shares of common stock; and

◦	provide updated disclosure regarding “New Plan Benefits” pursuant to the LTIP; and

•	Proposal 3 (Approval of the Amendment to the Plan) to decrease the total number of shares of the Company’s common stock authorized and available for issuance with respect to awards under the Plan.

THIS SUPPLEMENT NO. 2 SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosure Regarding Proposal 2

(a)	Revise the total number of shares of the Company’s common stock authorized and available for issuance under the LTIP by eliminating the previously-proposed additional 1,800,000 shares of common stock

Proposal 2 in the Proxy Statement requests that the Company’s stockholders approve the LTIP. On May 3, 2019, the Company approved a revision to the LTIP to decrease the total number of shares of the Company’s common stock available for issuance under the LTIP from 2,481,657 shares (consisting of 681,657 shares of common stock remaining available for grant of awards under the Basic Energy Services, Inc. Management Incentive Plan, effective as of December 23, 2016 (the “MIP”) and 1,800,000 additional shares of common stock approved for delivery pursuant to the LTIP) to 681,657 shares (consisting solely of the 681,657 shares of common stock remaining available for grant of awards under the MIP), subject to adjustments as described in the LTIP. The LTIP now does not authorize for issuance any additional shares of the Company’s common stock above that already remaining available under the MIP.

Accordingly, the first two sentences of Section 4(a) of the LTIP, included as Annex A to the Proxy Statement, have been amended to read as follows:

“Subject to adjustment in a manner consistent with Section 8, 681,657 shares of Stock are reserved and available for delivery with respect to Awards hereunder, and such total shall be available for the issuance of shares upon the exercise of ISOs. Such total shares represents the 681,657 shares of Stock remaining under the Prior Plan as of the Effective Date.”

The revision to the number of shares of common stock authorized and available for issuance with respect to awards under the LTIP will eliminate the potential dilutive impact of the LTIP on the Company’s stockholders, as compared to the original Proposal 2.

(b)	Revision of New Plan Benefits conditionally approved under the LTIP

On April 12, 2019, the Company filed Supplement No. 1 with the SEC, disclosing conditional grants of “New Plan Benefits” under the LTIP. On May 3, 2019, the Compensation Committee of the Board revised the conditional grants to approve awards in an aggregate amount of (i) 524,160 restricted shares of common stock of the Company in the form of time-based restricted stock awards (“RSAs”) vesting in one-third increments over three years, with the first one-third of such shares to vest on the first anniversary of their respective grant dates; (ii) 1,048,320 in the form of cash-settled performance-based phantom shares vesting 50% on the Determination date, and 50% on the first anniversary of the Determination date, subject to satisfaction of certain performance criteria; and (iii) 524,160 restricted shares of common stock of the Company in the form of cash-settled time-based phantom shares vesting in one-third increments over three years, with the first one-third of such shares to vest on the first anniversary of their respective grant dates, to the individuals set forth below, in the amounts set forth opposite such individual’s name and based on the targeted value set forth opposite each such individual’s name.

The table below sets forth the conditional grants of restricted shares of common stock under the LTIP, under which such shares will be issued if the Company obtains stockholder approval of the LTIP. However, if the LTIP is not approved by the Company’s stockholders, the Company will make the grants described in the table below pursuant to the MIP.

NEW PLAN BENEFITS
Basic Energy Services, Inc. 2019 Long Term Incentive Plan (in thousands except share amounts)
Name and Position	Target Dollar Value ($)(1)			Number of Shares
	Restricted	Performance - Based Phantom	Time - Based Phantom	Restricted	Performance - Based Phantom	Time - Based Phantom
T. M. “Roe” Patterson, President, Chief Executive Officer and Director	$523	$1,045	$523	115,905	231,810	115,905
Alan Krenek (Retired), Senior Vice President and Chief Financial Officer, Treasurer and Secretary	—	—	—	—	—	—
James F. Newman, Senior Vice President - Region Operations	$188	$376	$188	41,667	83,334	41,667
William T. Dame, Vice President - Pumping Services	$116	$232	$116	25,692	51,384	25,692
Executive Group	$1,570	$3,141	$1,570	348,186	696,372	348,186
Non-Executive Director Group	—	—	—	—	—	—
Non-Executive Officer Employee Group	$794	$1,587	$794	175,974	351,948	175,974

(1) Target dollar values were calculated using the average of the closing share prices of the Company’s common stock on the New York Stock Exchange over the 20 business days ending March 25, 2019. The ultimate fair value of grants will be determined on grant date. The fair value of time-vesting RSAs is determined based on the closing-price of the shares on the grant date, fair value of the performance-based phantom shares is determined on the grant date based on a Monte-Carlo simulation valuation.

The “New Plan Benefits” disclosure above amends and restates in its entirety that contained in Supplement No. 1 with respect to the LTIP. Except as described above under this Supplemental Disclosure Regarding Proposal 2, the LTIP and the description thereof contained in the Proxy Statement remain unchanged.

Supplemental Disclosure Regarding Proposal 3

Proposal 3 in the Proxy Statement requests that the Company’s stockholders approve the Amendment to the Plan. On May 3, 2019, the Company approved a revision to the Amendment to decrease the additional number of shares of the Company’s common stock authorized and available for issuance under the Plan from 400,000 shares to 200,000 shares (in each case in addition to the 100,000 shares provided for under the Plan), subject to adjustments as described in the Plan. This represents a decrease of 200,000 additional shares of common stock authorized and available for issuance under the Plan.

Accordingly, the first sentence of Section 3(a) of the Plan, included as Annex B to the Proxy Statement, has been amended to read as follows:

“Subject to the provisions of Section 11 of this Plan, the maximum aggregate number of Shares that may be issued pursuant to all Awards under this Plan is Three Hundred Thousand (300,000) Shares.”

The decrease in the number of additional shares of common stock authorized and available for issuance with respect to awards under the Plan will reduce the potential dilutive impact of the Amendment on the Company’s stockholders, as compared to the original Proposal 3. Except as described above under this Supplemental Disclosure Regarding Proposal 3, the Plan, the Amendment, and the descriptions thereof contained in the Proxy Statement remain unchanged.

The Board of Directors continues to recommend unanimously that the stockholders vote FOR each of the proposals listed in the Proxy Statement, as supplemented.

Additional Information

Except as described above, this Supplement No. 2 to the Proxy Statement does not modify, amend, supplement or otherwise affect the Proxy Statement.

This Supplement No. 2 should be read together with the Proxy Statement. If you have already returned your proxy card or voting instruction form, or voted by other means, you do not need to take any action unless you wish to change your vote. If you have already submitted your proxy for the 2019 Annual Meeting and wish to revoke or change your vote, you may do so at any time before it is exercised by submitting a written revocation or a later-dated proxy to the Corporate Secretary of the Company mailed to Basic Energy Services, Inc., 801 Cherry Street, Suite 2100, Fort Worth, Texas 76102, Attention: Corporate Secretary or by attending the meeting in person and so notifying the inspector of elections.

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Stockholders to Be Held on May 14, 2019: This Supplement No. 2, the Proxy Statement (including Supplement No. 1), the proxy card and our annual report on Form 10-K for the fiscal year ended December 31, 2018 are available at https://materials.proxyvote.com.

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